UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Market Vectors ETF Trust
(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

335 Madison Avenue, 19th Floor,	10017
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

Shares of beneficial interest, no par value per share, of:
Market Vectors Emerging Markets Local Currency Bond ETF	NYSE Arca, Inc.	27-2201401

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-123257; 811-10325.

Securities to be registered pursuant to Section 12(g) of the Act:
NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of the Market Vectors Emerging Markets Local Currency Bond ETF, an investment portfolio of Market Vectors ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 153 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-123257; 811-10325) filed on June 28, 2010, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Post-Effective Amendment No. 38 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on February 6, 2009.

2. The Trust’s By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 38 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-123257; 811-10325), as filed with the Securities and Exchange Commission on February 6, 2009.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MARKET VECTORS ETF TRUST

Date: July 22, 2010	By:	/s/ Jonathan R. Simon

Jonathan R. Simon
Vice President